                                 (HEMOSOL LOGO)

                               SHAREHOLDER PROXY

         SOLICITED BY MANAGEMENT FOR THE ANNUAL AND SPECIAL MEETING OF SECURITYHOLDERS TO BE HELD ON APRIL 20, 2004 AND ANY ADJOURNMENT(S) OR
                            POSTPONEMENT(S) THEREOF

     Reference is made to the accompanying Management Information Circular (the "Circular") dated March 10, 2004 relating to the Annual and Special Meeting (the "Meeting") of securityholders of Hemosol Inc. ("Hemosol") to be held on April 20, 2004 and any adjournment(s) or postponement(s) thereof.

     The undersigned holder of common shares (the "Common Shares") of Hemosol hereby appoints Lee D. Hartwell, the Chief Executive Officer of Hemosol, or failing him, Edward E. McCormack, member of the Board of Directors of Hemosol, or failing him, George W. Masters, Vice-Chairman of the Board of Directors of Hemosol, or instead of any of the foregoing, ------------------------------------------------------------, as the nominee of the undersigned to attend and act for and on behalf of the undersigned at the Meeting, to the same extent and with the same power as if the undersigned was personally present at the said Meeting, with power of substitution and, without limiting the generality of the power hereby conferred, the nominees named above are specifically directed to vote the Common Shares registered in the name of the undersigned as specified below:

1.   FOR  [ ]     WITHHOLD FROM VOTING IN  [ ]

     (or if no specification is made, vote "FOR") the election of the directors of Hemosol referred to in the Circular.

2.   FOR  [ ]     WITHHOLD FROM VOTING IN  [ ]

     (or if no specification is made, vote "FOR") the appointment of the auditors of Hemosol referred to in the Circular and the authorization of the directors to fix the auditors' remuneration.

3.   FOR  [ ]     AGAINST  [ ]

     (or if no specification is made, vote "FOR") a special resolution, the full text of which is set out as Annex A to the Circular, approving a plan of arrangement (the "Arrangement") under section 182 of the Business Corporations Act (Ontario) involving Hemosol, its securityholders and MDS Inc., providing for a reorganization of Hemosol's business to allow Hemosol's business to exchange, in effect, a significant portion of its existing and unutilized tax losses and other tax assets for a $16 million cash infusion, all as more particularly described and set forth in the Circular.

4.   FOR  [ ]     AGAINST  [ ]

     (or if no specification is made, vote "FOR") an ordinary resolution approving an amendment to the Amended and Restated Stock Option Plan of
     Hemosol   dated  December  7,  2000  to  increase  the  maximum  number  of
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     Common Shares reserved for issuance thereunder from 3,031,712 to  5,499,298 in order to ratify the conditional grant of certain stock options, as referred to in the Circular.

     FURTHER, IF THE SPECIAL RESOLUTION IN ITEM 3 IS PASSED:

5.   FOR  [ ]     AGAINST  [ ]

     (or if no specification is made, vote "FOR") an ordinary resolution approving a stock option plan for New Hemosol, the effective successor to Hemosol, as referred to in the Circular.

6.   FOR  [ ]     AGAINST  [ ]

     (or if no specification is made, vote "FOR") an ordinary resolution approving an amendment and restatement of the by-laws of LPBP Inc., as Hemosol will be renamed under the Arrangement, as referred to in the Circular.

7. To vote at the nominee's discretion upon any amendments or variations to the matters specified in the notice of Meeting or upon any other matters as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

The undersigned ratifies and confirms all that the nominee may do by virtue of the power granted hereby.

DATED THIS
--------------------- DAY OF
------------------------------------, 2004.

                                         ---------------------------------------
                                         Signature of Shareholder

                                         ---------------------------------------
                                         Name of Shareholder
                                         (please print)

NOTES:

1. If undated, this Form of Proxy shall be deemed to bear the date on which it is mailed by or on behalf of management of Hemosol.

2. The Common Shares to which this Form of Proxy relates will be voted for, against, or withheld from voting, as the case may be, in accordance with the foregoing instructions.

3. A HOLDER OF COMMON SHARES MAY APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER OF HEMOSOL), OTHER THAN THE PERSONS DESIGNATED IN THIS FORM OF PROXY, AS NOMINEE TO ATTEND AND ACT FOR AND ON BEHALF OF THAT SHAREHOLDER AT THE MEETING. A holder of Common Shares may exercise that right by inserting the name of that person in the blank space provided on this Form of Proxy or by completing another appropriate Form of Proxy.

4. This Form of Proxy, when properly executed, confers discretionary authority on the persons named herein to vote on any amendment(s) or variation(s) to the resolutions referred to in the notice of Meeting and on any other matter(s) properly coming before the Meeting. If any amendment(s), variation(s) or other matter(s) properly comes before the Meeting, the proxy will be voted in the discretion of the persons named therein. The persons named in this Form of Proxy are directors and/or senior officers of Hemosol.

5. This Form of Proxy must be signed and dated by the shareholder or the shareholder's attorney authorized in writing or, if the shareholder is a corporation, by an officer or attorney thereof duly authorized.

6. To be effective, this Form of Proxy must be received either by mail or delivery addressed to Computershare Trust Company of Canada at 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 or by facsimile toll-free at 1-866-249-7775 (or in the Toronto area at (416) 263-9524), in each case prior to 5:00 p.m. (Toronto time) on April 16, 2004 or, if the Meeting is adjourned or postponed, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time the adjourned Meeting is reconvened or the postponed Meeting is convened. The Form of Proxy may also be deposited with the scrutineers of the Meeting, to the attention of the chair of the Meeting, at or immediately prior to the commencement of the Meeting or any postponement(s) or adjournment(s) thereof.

7. Holders of Common Shares who also hold warrants to purchase Common Shares and/or broker compensation options to purchase Common Shares and/or Common Share purchase warrants of Hemosol and who wish to appoint a nominee to attend the Meeting and vote such warrants or broker compensation options on their behalf, must complete a separate form of proxy, printed on green paper, which form of proxy is enclosed with the Circular mailed to such shareholders and which may also be obtained from Computershare Trust Company of Canada at the address indicated above.